EXHIBIT 99.3

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REVOCABLE PROXY

                              EAGLE FINANCIAL CORP.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Eagle Financial Corp. ("Eagle") hereby appoints Robert J. Britton and George T. Carpenter, or either of them, with full power of substitution in each, as proxies to cast all votes that the undersigned stockholder is entitled to cast at the special meeting of stockholders (the "Eagle Special Meeting") to be held at 10:00 a.m., local time, on April 2, 1998, at Cornucopia Banquet Hall, 371 Pinewoods Road, Torrington, Connecticut 06790, and at any adjournments or postponements thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

         This proxy will be voted as directed by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF OCTOBER 26, 1997, BY AND BETWEEN WEBSTER FINANCIAL CORPORATION AND EAGLE (THE "MERGER AGREEMENT"), AND THE MERGER PROVIDED FOR THEREIN, AND (2) IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS OF EAGLE AS TO ANY OTHER MATTERS. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Secretary of Eagle either a written notice of revocation of the proxy or a duly executed proxy bearing a later date, or by attending the Eagle Special Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of Eagle's Notice of Special Meeting and the Joint Proxy Statement/Prospectus.

             (continued and to be signed and dated on reverse side)

                                                                SEE REVERSE SIDE
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[x] Please mark your vote as in this example.

     IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

Proposal 1:     To approve and adopt the Agreement and Plan of Merger,  dated as
                of  October  26,  1997,   by  and  between   Webster   Financial
                Corporation and Eagle Financial Corp., and the merger provided for therein.

                     [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

Other Matters:  The proxies are  authorized to vote upon such other  business as may properly come before the Eagle Special Meeting, or any adjournment or postponement thereof, in accordance with the determination of a majority of Eagle's Board of Directors.


[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT



Please date and sign exactly as name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.


                     Signature:                             Date:
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                     Signature:                             Date:
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